Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal Year 2015 Results

Revenue increases to a record $821 million, non-GAAP diluted earnings per share increases to $0.73

NORWOOD, Mass.--(BUSINESS WIRE)--May 19, 2015--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its second quarter of fiscal year 2015, which ended May 2, 2015.

“We had a very successful second quarter driven by the quality of our innovation, the diversity of our business, and our strong execution,” said Vincent Roche, President and CEO. “Revenue increased to a record $821 million, and our operating model generated strong cash flows and diluted earnings per share growth that was well ahead of revenue growth.”

“Looking ahead, our book to bill ratio was positive in the second quarter and we are seeing stable order rates across all our end markets. As a result, we are planning for sequential growth in the third quarter and for revenue to be in the range of $825 million to $865 million.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.40 per outstanding share of common stock. The dividend will be paid on June 9, 2015 to all shareholders of record at the close of business on May 29, 2015.

For additional information please visit ADI’s financial press release page.

Results for the Second Quarter of Fiscal Year 2015

  Revenue totaled $821 million, up 6% sequentially, and up 18% year-over-year
  GAAP gross margin of 66.4% of revenue; Non-GAAP gross margin of 66.5% of revenue
  GAAP operating margin of 30.3% of revenue; Non-GAAP operating margin of 33.7% of revenue
  GAAP diluted EPS of $0.65; Non-GAAP diluted EPS of $0.73

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2015, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Third Quarter of Fiscal Year 2015

The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$825 to $865 million	-	$825 to $865 million
Gross Margin	approx. 65.9%	$0.9 million (1)	approx. 66.0%
Operating Expenses	up 1% to 3%	$24.5 million (1)	up 2% to 3%
Interest & Other Expense	$5.0 million	-	$5.0 million
Tax Rate	approx. 16.5%	-	approx. 15%
Earnings per Share	$0.63 to $0.69	$0.08 (2)	$0.71 to $0.77

1. Reflects estimated adjustments for amortization of purchased intangible assets.
2. Represents impact of the amortization of purchased intangible assets on a per share basis.

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the second quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 28570593, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP measures to its GAAP measures.

Management uses non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also believes that the presentation of these Non-GAAP items is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

The following items are excluded from our Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred in the first and second quarters of fiscal 2015 as a result of the Hittite acquisition primarily include: expense associated with the fair value adjustments to inventory and property, plant and equipment; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense: In the first quarter of fiscal 2015, the Company recorded $3.0 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and a reduction in the requisite service period for stock options in accordance with the terms of the applicable agreements. In addition, in the first quarter of fiscal 2015, the Company recorded $1.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units and stock options in conjunction with the restructuring charge recorded in the fourth quarter of fiscal 2014. These stock-based compensation expenses and income and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the first and second quarters of fiscal 2015 include legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the second quarter of fiscal 2015, the Company recorded $1.5 million of tax adjustments related to the Hittite acquisition. In the first quarter of fiscal 2015, the Company recorded $3.8 million of tax adjustments related to the Hittite acquisition. In addition, the Company recorded a $7.0 million tax benefit related to the reinstatement of the R&D tax credit in December 2014, retroactive to January 1, 2014. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Analog Devices believes that non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Second Quarter, Fiscal 2015

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	2Q 15	1Q 15	2Q 14

	May 2, 2015	Jan. 31, 2015	May 3, 2014
Revenue	$821,019	$771,986	$694,536
Year-to-year change	18%	23%	5%
Quarter-to-quarter change	6%	-5%	11%
Cost of sales (1)	276,197	268,379	235,793
Gross margin	544,822	503,607	458,743
Gross margin percentage	66.4%	65.2%	66.1%
Year-to-year change (basis points)	30	10	210
Quarter-to-quarter change (basis points)	120	550	100
Operating expenses:
R&D (1)	154,233	151,706	136,203
Selling, marketing and G&A (1)	117,371	120,171	102,085
Amortization of intangibles	24,210	23,796	55
Total operating expenses	295,814	295,673	238,343
Total operating expenses percentage	36.0%	38.3%	34.3%
Year-to-year change (basis points)	170	180	-70
Quarter-to-quarter change (basis points)	-230	-300	-220
Operating income	249,008	207,934	220,400
Operating income percentage	30.3%	26.9%	31.7%
Year-to-year change (basis points)	-140	-170	270
Quarter-to-quarter change (basis points)	340	850	310
Other expense	3,819	7,164	3,032
Income before income tax	245,189	200,770	217,368
Provision for income taxes	39,851	22,013	29,935
Tax rate percentage	16.3%	11.0%	13.8%
Net income	$205,338	$178,757	$187,433

Shares used for EPS - basic	312,660	311,274	313,488
Shares used for EPS - diluted	317,047	315,684	318,347

Earnings per share - basic	$0.66	$0.57	$0.60
Earnings per share - diluted	$0.65	$0.57	$0.59

Dividends paid per share	$0.40	$0.37	$0.37

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,207	$2,392	$1,417
R&D	$6,416	$6,874	$4,278
Selling, marketing and G&A	$7,478	$11,105	$4,847

Analog Devices, Second Quarter, Fiscal 2015

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	2Q 15	1Q 15	2Q 14
	May 2, 2015	Jan. 31, 2015	May 3, 2014
Cash & short-term investments	$3,074,778	$2,873,281	$4,807,225
Accounts receivable, net	408,510	402,350	360,847
Inventories (1)	394,494	367,238	298,432
Other current assets	167,979	160,168	171,528
Total current assets	4,045,761	3,803,037	5,638,032
PP&E, net	629,665	612,472	545,485
Investments	39,687	34,989	30,080
Goodwill	1,643,614	1,641,793	287,341
Intangible assets, net	621,277	646,400	28,442
Other	68,471	82,465	65,571
Total assets	$7,048,475	$6,821,156	$6,594,951

Deferred income on shipments to distributors, net	$295,428	$278,228	$267,933
Other current liabilities	398,127	354,681	303,269
Long-term debt, current	374,664	-	-
Long-term debt, non-current	498,399	872,926	872,515
Non-current liabilities	517,649	509,111	219,711
Shareholders' equity	4,964,208	4,806,210	4,931,523
Total liabilities & equity	$7,048,475	$6,821,156	$6,594,951

(1) Includes $3,066, $3,176, and $1,982 related to stock-based compensation in 2Q15, 1Q15, and 2Q14, respectively.

Analog Devices, Second Quarter, Fiscal 2015

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	2Q 15	1Q 15	2Q 14
	May 2, 2015	Jan. 31, 2015	May 3, 2014
Cash flows from operating activities:
Net Income	$205,338	$178,757	$187,433
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	32,036	31,773	27,459
Amortization of intangibles	25,154	24,739	55
Stock-based compensation expense	16,101	20,371	10,542
Other non-cash activity	1,832	3,743	1,400
Excess tax benefit - stock options	(11,142)	(4,635)	(4,423)
Deferred income taxes	(6,481)	(2,915)	1,068
Changes in operating assets and liabilities	81,193	(83,180)	14,824
Total adjustments	138,693	(10,104)	50,925
Net cash provided by operating activities	344,031	168,653	238,358
Percent of total revenue	41.9%	21.8%	34.3%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,661,176)	(1,211,021)	(2,275,241)
Maturities of short-term available-for-sale investments	1,154,412	701,149	1,966,158
Sales of short-term available-for-sale investments	291,900	583,750	189,267
Additions to property, plant and equipment	(49,229)	(23,760)	(44,058)
Payments for acquisitions, net of cash acquired	-	(118)	-
Change in other assets	(4,468)	(3,729)	(6,076)
Net cash (used for) provided by investing activities	(268,561)	46,271	(169,950)

Cash flows from financing activities:
Dividend payments to shareholders	(124,882)	(115,084)	(115,795)
Repurchase of common stock	(24,275)	(59,636)	(22,614)
Proceeds from employee stock plans	52,090	42,793	62,936
Excess tax benefit - stock options	11,142	4,635	4,423
Change in other financing activities	(3,563)	(3,988)	(11,284)
Net cash used for financing activities	(89,488)	(131,280)	(82,334)
Effect of exchange rate changes on cash	32	(2,675)	(511)

Net (decrease) increase in cash and cash equivalents	(13,986)	80,969	(14,437)
Cash and cash equivalents at beginning of period	650,202	569,233	417,227
Cash and cash equivalents at end of period	$636,216	$650,202	$402,790

Analog Devices, Second Quarter, Fiscal 2015

Schedule D
Revenue Trends by End Market (Unaudited)
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014.

	Three Months Ended
	May 2, 2015				Jan. 31, 2015	May 3, 2014
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$390,712	48%	11%	20%	$351,703	$325,950
Automotive	139,707	17%	13%	3%	124,040	135,998
Consumer	109,032	13%	15%	40%	95,109	77,644
Communications	181,568	22%	-10%	17%	201,134	154,944
Total Revenue	$821,019	100%	6%	18%	$771,986	$694,536

Analog Devices, Second Quarter, Fiscal 2015

Schedule E
Reconciliation from GAAP to Non-GAAP Data (In thousands, except per-share amounts) (Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 15	1Q 15	2Q 14
	May 2, 2015	Jan. 31, 2015	May 3, 2014

GAAP Gross Margin	$544,822	$503,607	$458,743
Gross Margin Percentage	66.4%	65.2%	66.1%
Acquisition-Related Expenses	1,520	2,973	-
Stock-Based Compensation Expense	-	113	-
Non-GAAP Gross Margin	$546,342	$506,693	$458,743
Gross Margin Percentage	66.5%	65.6%	66.1%

GAAP Operating Expenses	$295,814	$295,673	$238,343
Percent of Revenue	36.0%	38.3%	34.3%
Acquisition-Related Expenses	(24,435)	(24,132)	-
Acquisition-Related Transaction Costs	(1,820)	(3,057)	-
Stock-Based Compensation Expense	-	(4,164)	-
Non-GAAP Operating Expenses	$269,559	$264,320	$238,343
Percent of Revenue	32.8%	34.2%	34.3%

GAAP Operating Income/Margin	$249,008	$207,934	$220,400
Percent of Revenue	30.3%	26.9%	31.7%
Acquisition-Related Expenses	25,955	27,105	-
Acquisition-Related Transaction Costs	1,820	3,057	-
Stock-Based Compensation Expense	-	4,277	-
Non-GAAP Operating Income/Margin	$276,783	$242,373	$220,400
Percent of Revenue	33.7%	31.4%	31.7%

GAAP Diluted EPS	$0.65	$0.57	$0.59
Acquisition-Related Expenses	0.08	0.08	-
Acquisition-Related Transaction Costs	0.01	0.01	-
Acquisition-Related Tax Impact	(0.01)	(0.01)	-
Stock-Based Compensation Expense	-	0.01	-
Impact of the Reinstatement of the R&D Tax Credit	-	(0.02)	-
Non-GAAP Diluted EPS (1)	$0.73	$0.63	$0.59

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
For more information, please contact:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
Director of Investor Relations
investor.relations@analog.com